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                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Government Securities Income Fund, U.S. Government Agency Laddered Series, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-69539 of our report dated January 15, 1999 relating to the Statement of Condition of Government Securities Income Fund, U.S. Government Agency Laddered Series, Defined Asset Funds, and to the reference to us under the heading 'How The Fund
Works--Auditors' in the Prospectus which is a part of this Registration
Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 15, 1999